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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ASA Holdings, Inc. 1998 Nonqualified Stock Option Plan for Non-Employee Directors of our reports dated January 30, 1998 except for the last paragraph of Note G as to which the date is March 12, 1998, with respect to the consolidated financial statements and schedule of ASA Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December
31, 1997, filed with the Securities and Exchange Commission.




                                                     /s/ Ernst & Young LLP


Atlanta, Georgia
May 22, 1998